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                      SMITH HELMS MULLISS & MOORE, L.L.P.
                                ATTORNEYS AT LAW
                           CHARLOTTE, NORTH CAROLINA

                                                                     EXHIBIT 5.1

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
  GREENSBORO                  MAILING ADDRESS                STREET ADDRESS               RALEIGH
MAILING ADDRESS               POST OFFICE BOX 31247          227 NORTH TRYON STREET    MAILING ADDRESS
POST OFFICE BOX 21927         CHARLOTTE, N.C. 28231-1247     CHARLOTTE, N.C. 28202     POST OFFICE BOX 27525
GREENSBORO, N.C. 27420-1927                                                            RALEIGH, N.C. 27611-7525
                                      TELEPHONE 704/343-2000
STREET ADDRESS                        FACSIMILE 704/334-8467                           STREET ADDRESS
SUITE 1400                                                                             316 WEST EDENTON STREET
300 NORTH GREEN STREET                                                                 RALEIGH, N.C. 27603
GREENSBORO, N.C. 27401
                                                                                       TELEPHONE 919/755-8700
TELEPHONE 910/378-5200                                                                 FACSIMILE 919/828-7938
FACSIMILE 910/379-9558

WRITER'S DIRECT DIAL
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                                August 23, 1994
NationsBank Corporation
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
RE: Registration Statement on Form S-4 Related to 4,500,000 Shares of Common
Stock
Ladies and Gentlemen:
     We have acted as special counsel to NationsBank Corporation, a North Carolina corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on August 23, 1995 related to 4,500,000 shares (the "Shares") of the Corporation's common stock (the "Common Stock"), to be issued by the Corporation in connection with the merger of Intercontinental Bank, a Florida state-chartered commercial bank ("ICBK"), with and into Intercontinental Bank, N.A., a wholly owned national banking association subsidiary of the Corporation in the process of formation (the "Merger"). This opinion letter is Exhibit 5.1 to the Registration Statement.
     In rendering this opinion, we have reviewed resolutions of the Board of Directors of the Corporation approving the Merger and issuance of the Shares.
     Based on the foregoing, we are of the opinion that the Shares are legally authorized, and when the Registration Statement shall have been declared effective by order of the Commission and such Shares shall have been issued upon the terms and conditions set forth in the Registration Statement, then the Shares shall be validly issued, fully paid and nonassessable.
     We hereby consent (1) to be named in the Registration Statement and in the prospectus contained therein as attorneys who passed upon the legality of the Shares and (2) to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.
                                         Very truly yours,
                                     /s/ SMITH HELMS MULLISS & MOORE, L.L.P